www.bankrate.com

FOR IMMEDIATE RELEASE

BANKRATE Announces CREDIT AGREEMENT WAIVER AND
Consent Solicitation for 6.125% Senior Notes due 2018

New York,  NY –  November 6, 2014 – Bankrate, Inc. (the “Company”) announced today that it has obtained a waiver, dated November 5, 2014 (the “Waiver”), to its existing revolving credit agreement (the “Credit Agreement”) and has commenced a solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendment”) the indenture (the “Indenture”) governing its 6.125% Senior Notes due 2018 (the “Notes”).  The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement dated November 6, 2014 (the “Consent Solicitation Statement”) and in the related consent form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on November 5, 2014.

The Waiver to the Credit Agreement waives compliance by the Company with certain of the reporting covenants set forth in the Credit Agreement.  As described more fully in the Solicitation Documents, the main purpose of the Consent Solicitation is to amend the Indenture so that (i) the delivery to the Indenture trustee of financial information relating to the fiscal quarter ended September 30, 2014 (such financial information, the “2014 Q3 Report”) is not required until March 31, 2015, (ii) if the Second Consent Payment (as defined below) is made, the delivery to the Indenture trustee of financial information relating to the fiscal year ended December 31, 2014 (the “2014 Annual Report”) and the delivery of the 2014 Q3 Report is not required until May 15, 2015, (iii) the delivery of an officer’s certificate detailing any defaults relating to the delayed delivery of the 2014 Q3 Report and the 2014 Annual Report is not required, (iv) the Holders release and waive any default or non-compliance by the Company, the Guarantors and their subsidiaries arising from the failure to timely deliver the 2014 Q3 Report prior to the date of execution of the Supplemental Indenture (as defined below) and (v) the Company would be permitted to notify the Holders of the effectiveness of any amendments to the Indenture, including those giving effect to the Proposed Amendments, by press release rather than direct mail.

The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on November 14,  2014, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders who validly deliver consents to the Proposed Amendments in the manner described in the Consent Solicitation Statement will be entitled to receive consent consideration equal to $1.25 per $1,000 principal amount of Notes (the “Initial Consent Payment”) for which consents have been validly delivered prior to the Expiration Date (and not validly revoked) upon the satisfaction or waiver of the conditions to the Consent Solicitation.  The Initial Consent Payment will be paid to consenting Holders promptly following the satisfaction or waiver of the conditions to the Consent Solicitation, as further described in the Consent Solicitation Statement. Pursuant to the terms of the Proposed Amendment, an additional $1.25 per $1,000 principal amount of Notes (the “Second Consent Payment” and, together with the Initial Consent Payment, the “Consent Consideration”) will be paid on or before April 1, 2015, unless the 2014 Annual Report and the 2014 Q3 Report have been delivered to the Trustee on or before March 31, 2015.  Holders providing consents after the Expiration Date will not be entitled to receive either the Initial Consent Payment or the Second Consent Payment.

Upon or promptly following the receipt of the Requisite Consents (as defined below), the Company intends to enter into the Supplemental Indenture (as defined below).  Consents may not be revoked after the Supplemental Indenture is executed. If the Supplemental Indenture is executed and the Initial Consent Payment is paid, the Proposed Amendment will be binding upon all Holders, whether or not such Holders have delivered consents.

Payment of the consent consideration is subject to the satisfaction or waiver of certain conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes (the “Requisite Consents”) and (ii) the execution and delivery of a supplemental indenture implementing the Proposed Amendment (the “Supplemental Indenture”), in each case, as further described in the Consent Solicitation Statement.

A more comprehensive description of the Consent Solicitation can be found in the Solicitation Documents.

RBC Capital Markets, LLC is the Solicitation Agent in connection with the Consent Solicitation. Persons with questions regarding the Consent Solicitation should contact the Solicitation Agent at  (877) 381-2099  (toll free) or (212)  618-7822 (collect). Requests for copies of the Solicitation Documents and other related materials should be directed to D.F. King & Co., Inc., the Information Agent and Tabulation Agent for the Consent Solicitation, at (212) 269-5550 (banks and brokers) or (877)  864-5055 (toll-free).

The Company’s obligations to pay the Consent Consideration are set forth solely in the Solicitation Documents.  This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities.  This press release is for informational purposes only and the Consent Solicitation is being made only by, and pursuant to the terms of, the Solicitation Documents.    None of the Company, the Solicitation Agent or the Information Agent and Tabulation Agent makes any recommendation as to whether or not Holders should deliver consents in connection with the Consent Solicitation.

Each Holder must make its own decision as to whether to give its consent to the Proposed Amendment.  The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction.  In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, it shall be deemed to be made by the Solicitation Agent on behalf of the Company.  Subject to applicable law, the Company may amend, extend, withdraw or terminate the Consent Solicitation in its sole discretion.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator, and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, CreditCards.com and InsuranceQuotes.com, our flagship websites, and other owned and operated personal finance websites, including Caring.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, CarInsuranceQuotes.com, InsureMe, CreditCards.ca, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of over 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing on average over three million pieces of information daily. Bankrate develops and provides web services to over 80 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC, and Bloomberg. In addition,

Bankrate licenses editorial content to over 500 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times, and The Boston Globe.

Forward-Looking Statements

This press release includes information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends” or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected.  Forward-looking statements include, but are not limited to, statements about the benefits and timing of the Consent Solicitation; the receipt of the Requisite Consents; the time, if any, at which the Company will deliver the Supplemental Indenture; and the time, if any, at which the Proposed Amendments become operative. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Some of the factors that could cause actual results to differ materially include, but are not limited to: failure to receive the Requisite Consents; risks associated with the ability to consummate the Consent Solicitation and the timing of the Consent Solicitation; the ability to realize the anticipated benefits of the Consent Solicitation; changes in the overall U.S. or global economy; increased or unanticipated legal and regulatory costs; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Past results of the Company are not necessarily indicative of its future results. The Company does not undertake any obligation to update any forward-looking statements, except as required by securities laws.

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For more information contact:

Steven Barnhart

Interim Chief Financial Officer

steve.barnhart@bankrate.com

(917) 368-8600

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8600